Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-262835) of our report dated May 4, 2022 (June 27, 2022, as to the effects of the reverse stock split described in Note 15(7)) , relating to the financial statements of Jeffs’ Brands Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

November 28, 2022